SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 20, 1998
                                                         (April 10, 1998)


                         FIRST DEFIANCE FINANCIAL CORP.
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             (Exact name of registrant as specified in its charter)




          OHIO                          0-26850                 34-1803915
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(State or other jurisdiction of   (Commission File No.)  (IRS Employer I.D. No.)
incorporation)




                    601 Clinton Street, Defiance, Ohio 43512
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:       (419) 762-5015

Item 5.  Other Events.

         On April 10, 1998, First Defiance Financial Corp., an Ohio corporation ("First Defiance"), and its wholly-owned subsidiary, First Federal Savings and Loan Association, a savings association organized under the laws of the United States ("First Federal"), and The Leader Mortgage Company, an Ohio corporation ("Leader"), entered into an Agreement and Plan of Reorganization, a copy of which is attached hereto as Exhibit 2 (the "Agreement"). The Agreement provides for the acquisition of Leader by First Federal through the reverse merger of a subsidiary of First Defiance or First Federal with and into Leader (the "Merger").

         The consummation of the Merger is subject to a number of conditions, including, but not limited to, the approval of the appropriate regulatory agencies and the approval of the requisite number of shareholders of Leader. The Agreement may be terminated by the Board of Directors of First Defiance or Leader if the Merger is not consummated on or before December 31, 1998. The foregoing summary is qualified in its entirety by reference to Exhibit 2.

Item 7.  Financial Statements and Exhibits.

                  (a) and (b).  Not applicable.

                  (c)      Exhibits.

                           See Index to Exhibits.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  FIRST DEFIANCE FINANCIAL CORP.



                                              By: /s/Don C. Van Brackel
                                                  ---------------------
                                                  Don C. Van Brackel, President,
                                                  Chief Executive Officer and
                                                  Chairman of the Board


Date:  April 17, 1998

                                INDEX TO EXHIBITS


   Exhibit Number                            Description
   --------------                            -----------

         2 Agreement and Plan of Reorganization, dated April 10, 1998, by and among First Defiance Financial Corp., First Federal Savings and Loan Association and The Leader Mortgage Company

         99                Joint News Release of First Defiance  Financial Corp.
                           and The Leader Mortgage Company, dated April 13, 1998